UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2007

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33149	76-0603927
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

21800 Burbank Blvd., Suite #200 Woodland Hills, CA 91367
(Address of principal executive offices) (Zip Code)

(818) 961-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the reports filed by Transnational Automotive Group, Inc. (“TAUG” or the “Company”), including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.02. Results of Operations and Financial Condition

On June 25, 2007, Transnational Automotive Group, Inc. (“TAUG”) issued a press release announcing that it will restate its consolidated financial statements for the first-quarter and second quarter periods ended May 31, 2006 and August, 31, 2006. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein. The information contained in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on the recommendations of the Company’s management, TAUG’s Board of Directors determined on June 25, 2007 that the Company will restate its consolidated financial statements for the first-quarter and second-quarter periods ended May 31, 2006 and August 31, 2006 to: 1) accrued interest on unsecured promissory note obligations and convertible debentures; 2) to account for the value of the beneficial conversion feature and common stock warrants from the sale convertible debentures issued in connection with private placement memorandum offerings; and 3) to accrue for value added taxes and custom duty fees on the Company’s purchase of buses used in its operations. As a result, the Company’s Board of Directors determined on June 25, 2007 that the Company’s previously issued quarterly unaudited consolidated financial statements for the first-quarter and second-quarter periods ended May 31, 2006 and August 31, 2006 currently on file with the SEC in the Form-10-QSB for each respective period should no longer be relied upon.

The cumulative impact of the restatement is expected to reduce net income for all periods impacted by an estimated $600,000 to $700,000. Additionally, the Company’s management expects the Company’s total assets and total liabilities will increase by approximately $900,000 to $1,000,000 as a result of the accrual of custom duty and VAT taxes the Company anticipates may be assessed by governmental agencies in Camerooon in connection with the Company’s acquisition of its first shipment of 28 inter-city and city buses. Transnational Automotive Group, Inc. is unable at this time to provide the precise impact of the restatement since its review of these issues has not yet concluded.

Upon completion of its accounting review, TAUG will report relevant financial information and file amendments to its Form 10-QSBs for the first-quarter and second-quarter periods ended May 31, 2006 and August 31, 2006. The Company is not able to predict at this time when these filings will be made.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Transnational Automotive Group, Inc. Press Release dated June 25, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transnational Automotive Group, Inc.
(Registrant)

Date: June 25, 2007	By:	/s/ Seid Sadat
Seid Sadat
Chief Financial Officer